UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 14, 2025

CYCURION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41214	86-3720717
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1640 Boro Place, Fourth Floor
McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 740-0710

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CYCU	The NASDAQ Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	CYCUW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 14, 2025, Cycurion, Inc. (the “Company”) received a Delisting Determination Letter from the staff of Nasdaq Listing Qualifications (the “Staff”) that it has determined to commence proceedings to delist the common stock, par value $0.0001 per share, of the Company (ticker symbol: CYCU), from the Nasdaq Global Market (the “Nasdaq”).

As previously announced in a Current Report filed with the Securities and Exchange Commission (the “SEC”), on April 15, 2025, the Staff notified the Company on April 9, 2025 that, for the prior 30 consecutive business days, the closing bid price of the Company’s common stock had been below the minimum of $1.00 per share required for continued listing on The Nasdaq Global Market under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). The notification letter stated that the Company would be afforded 180 calendar days, or until October 6, 2025, to regain compliance.

The Company has not regained compliance with the Bid Price Rule, and the listed security is now subject to delisting from The Nasdaq Global Market. Unless the Company requests an appeal of the Staff’s determination by October 21, 2025, trading of the Company’s shares of common stock will be scheduled for delisting at the opening of business on October 23, 2025, and Nasdaq intends to file a Form 25-NSE with the SEC, removing the Company’s shares of common stock from listing and registration on The Nasdaq Stock Market.

On October 20, 2025, the Company submitted its request to the Nasdaq Global Market to appeal the Staff’s determination to a Hearings Panel (the “Panel”) pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. A hearing request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision. The Company has been informed by the Staff that Panel hearings are typically scheduled to occur approximately 30-45 days after the date of the hearing request

On October 10, 2025, the Company’s board of directors determined to effect a 30:1 reverse stock split to regain compliance with the Bid Price Rule, which is expected to take effect on October 27, 2025. As previously announced, holders of a majority of the Company’s issued and outstanding common stock, including certain holders of shares of preferred stock, which shares vote together with the shares of common stock, approved a reverse stock split proposal at a reverse stock split ratio ranging between and including 3:1 to 75:1 and in the aggregate not more than 250:1, inclusive, by written consent as set forth in the Company’s definitive Information Statement filed with the U.S. Securities and Exchange Commission on September 9, 2025. The reverse stock split proposal became effective on September 29, 2025.

If the Company does not regain compliance with Nasdaq’s continued listing standards or its appeal is unsuccessful, it is expected that its shares of common stock will be delisted from Nasdaq, in which case, the Company may apply to list its shares of common stock on the over-the-counter market. The over-the-counter market is a significantly more limited market than Nasdaq, and quotation on the over-the-counter market likely results in a less liquid market for existing and potential stockholders of the Company to trade its shares of common stock and could depress the trading price of the shares of common stock. The Company can provide no assurance that its shares of common stock will continue to trade on this market or the over-the-counter market, that broker-dealers will continue to provide public quotes of the shares of common stock, or that the trading volume of the shares of common stock will be sufficient to provide for an efficient trading market.

Item 8.01 Other Events.

On October 14, 2025, the Company announced that it has engaged counsel to pursue its legal remedies against individuals or groups who appear to have disseminated false and misleading information, defamed the Company and libeled its executives, which actions seem designed to undermine investor confidence and harm the Company’s reputation. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On October 16, 2025, the Company announced the successful closure of five new contracts, totaling approximately $1 million in value, which are expected to generate an additional $75,000 in monthly recurring revenue. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

On October 20, 2025, the Company announced that it received a Delisting Determination Letter from the Staff that it has determined to commence proceedings to delist the Company’s shares of common stock from The Nasdaq Global Market, as discussed in more detail in Item 3.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the Company’s appeal of the Staff’s determination, the potential delisting of the Company’s shares of common stock from The Nasdaq Global Market, the trading of the Company’s shares of common stock on the over-the-counter market, the projected operation and financial performance of the Company, and the Company’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenue and the business plans of the Company’s management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this Current Report are based on certain assumptions and analyses made by the management of the Company considering their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on the Company as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting the Company will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including whether the Company will be able to regain compliance with the continued listing standards of the Nasdaq or comply with the initial listing standards of another national securities exchange, the ability of the Company to service or otherwise pay its debt obligations, including to holders of the Company’s convertible notes, the mix of services utilized by the Company’s customers and such customers’ needs for these services, market acceptance of new service offerings, the ability of the Company to expand what it does for existing customers as well as to add new customers, that the Company will have sufficient capital to operate as anticipated, and the demand for the Company’s products, and economic activity in general. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except as may be required under applicable securities laws.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
99.1	Press release dated October 14, 2025
99.2	Press release dated October 16, 2025
99.3	Press release dated October 20, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCURION, INC.

Date: October 20, 2025	By:	/s/ L. Kevin Kelly
	Name:	L. Kevin Kelly
	Title:	Chief Executive Officer